Exhibit 10.5

PROMISSORY NOTE

$6,375,000.00	Effective February 9, 2012

I.	COVENANT TO PAY.

FOR VALUE RECEIVED, HC-760 OFFICE PARKWAY, LLC, a Delaware limited liability company (herein called “Maker”, whether one or more), promises to pay to the order of AMERICAN MOMENTUM BANK [herein, together with all subsequent holders of this Promissory Note (“Note”), called “Payee”], on or before the Maturity Date (as hereinafter defined), the principal sum of SIX MILLION THREE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 ($6,375,000.00) or so much thereof as may actually be outstanding hereunder, together with interest on the unpaid principal balance from time to time outstanding at the rate herein specified and otherwise in strict accordance with the terms and provisions hereof.

II.	INTEREST RATE COMPUTATION.

2.1 Interest Rate. Except as otherwise provided herein, interest on the principal balance of this Note outstanding from time to time shall accrue at the lesser of: (a) the Applicable Rate (as defined herein); or (b) the Maximum Lawful Rate (as defined herein).

2.2 Default Rate. Upon the occurrence of an Event of Default hereunder or under any of the Loan Documents (as defined herein), at the option of the Payee, the principal balance of this Note then outstanding shall bear interest for the period beginning with the date of occurrence of such default at the Default Rate (as defined herein).

2.3 Definitions. As used in this Note and the Loan Documents, the following terms shall have the respective meanings indicated below:

“Applicable Rate” shall mean the fixed rate of interest equal to four and three-fourth of one percent (4.75%) per annum.

“Charges” shall mean all fees and charges, if any, contracted for, charged, received, taken or reserved by Payee in connection with the transactions relating to this Note and the indebtedness evidenced hereby or by the Loan Documents which are treated as interest under applicable law.

“Default Rate” shall mean the sum of the Applicable Rate in effect from day to day plus five percent (5%) per annum, not to exceed the Maximum Lawful Rate.

“LIBOR Swap Rate” shall mean five (5) year LIBOR Swap Rate as published in the Wall Street Journal on any applicable date. In the event the LIBOR Swap Rate ceases to be published in the Wall Street Journal or such other quoting or commonly available reporting source generally used by the Payee for pricing its commercial loans, the LIBOR Swap Rate shall be derived by reference to a substitute index selected by the Payee in the Payee’s sole discretion.

“Maturity Date” shall mean FEBRUARY 10, 2017; subject, however, to the right of acceleration as herein provided.

“Maximum Lawful Rate” shall mean the maximum nonusurious rate of interest per annum permitted by whichever of applicable laws of the United States of America or Florida permit the higher interest rate, including to the extent permitted by applicable laws, any future amendments of such laws or any new laws coming into effect in the future to the extent a higher rate of interest is permitted by any such amendment or new law; provided, however, that if applicable laws do not provide for a maximum nonusurious rate of interest (for example, a loan secured by a first lien on residential real estate), then the Maximum Lawful Rate means eighteen percent (18%) per annum. The Maximum Lawful Rate will

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be applied by taking into account all amounts characterized by applicable law as interest on the debt evidenced by this Note, so that the aggregate of all interest does not exceed the maximum nonusurious amount permitted by applicable law.

2.4 Interest Limitation Recoupment. Notwithstanding anything in this Note to the contrary, if at any time: (a) interest at the Applicable Rate; (b) interest at the Default Rate, if applicable; and (c) the Charges computed over the full term of this Note, exceed the Maximum Lawful Rate, then the rate of interest payable hereunder, together with all Charges, shall be limited to the Maximum Lawful Rate; provided, however, that any subsequent reduction in the Applicable Rate shall not cause a reduction of the rate of interest payable hereunder below the Maximum Lawful Rate until the total amount of interest earned hereunder, together with all Charges, equals the total amount of interest which would have accrued at the Applicable Rate if such interest rate had at all times been in effect.

2.5 Computation Period. Interest on the indebtedness evidenced by this Note shall be calculated on the basis of a 360 day year and shall accrue on the actual number of days any principal balance hereof is outstanding.

III.	PAYMENTS.

3.1 Payment Schedule.

Installments of principal and interest (in arrears) based upon the then Applicable Rate shall be paid monthly beginning March 10, 2012 and shall continue thereafter on the 10th day of each successive month until the Maturity Date. The amount of the principal and interest installments payable hereunder shall be the amount which will fully amortize the then outstanding principal balance hereof, together with interest thereon as provided herein, over the period of time remaining until twenty-five (25) years after the date of this Note.

The outstanding principal balance hereof, and any and all accrued but unpaid interest hereon, shall be finally due and payable on the Maturity Date or upon earlier maturity hereof by acceleration.

3.2 Application. Except as hereinafter provided, all payments on this Note shall be applied in the following order of priority: (a) the payment or reimbursement of any expenses, costs or obligations (other than the principal hereof and interest hereon) for which Maker shall be obligated or Payee entitled pursuant to the provisions hereof or of the other Loan Documents; (b) the payment of accrued but unpaid interest hereon; and (c) the payment of all or any portion of the principal balance then outstanding hereunder, in the direct order of maturity. If Maker is in default hereunder or under any of the Loan Documents, then Payee may, at the sole option of Payee, apply any such payments, at any time and from time to time, to any of the items specified in clauses (a), (b) or (c) in the preceding sentence without regard to the order of priority specified in the preceding sentence and any application to the outstanding principal balance hereof may be made in either direct or inverse order of maturity.

3.3 Place. All payments hereunder shall be made to Payee at its offices located in Brazos County, Texas, at ONE MOMENTUM BOULEVARD, COLLEGE STATION, TEXAS 77845 or at the address as Payee may from time to time designate in writing to Maker.

3.4 Business Days. If any payment of principal or interest on this Note shall become due and payable on a Saturday, Sunday or any other day on which Payee is not open for normal business, such payment shall be made on the next succeeding business day of Payee. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.

3.5 Legal Tender. All amounts payable hereunder are payable in lawful money or legal tender of the United States of America.

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3.6 Prepayment. If the Loan principal is repaid (or required to be repaid), in whole or in part, prior to the Maturity Date (regardless of the source of such repayment and whether voluntary, mandatory, by acceleration or otherwise), the Maker shall pay to Payee a fee equal to (A) the present value of the amount of interest that would have been payable on the principal prepaid for the number of days remaining until the Maturity Date with such interest being calculated using the LIBOR SWAP rate in effect at the time of Loan origination and having a term equal to the number of days from the Loan origination date to the Maturity Date, less (B) the amount of interest that would be payable on the principal prepaid at the LIBOR SWAP rate on the prepayment date having a term equal to number of days from the prepayment date to the Maturity Date. The present value is calculated with a discount rate equal to the rate determined under (B).

3.7 Escrow Payment. Upon the occurrence of an Event of Default, in addition to the payment of principal and interest as otherwise specified herein, Maker shall be required to make a payment to establish an escrow account for the payment of ad valorem taxes as specified in the Loan Documents (as herein defined).

3.8 Late Charge. In addition to the payments otherwise specified herein, subject to the provisions of Section 5.4 hereof, if Maker fails, refuses or neglects to pay, in full, any installment or portion of the indebtedness evidenced hereby, as and when same shall be due and payable and for a period of ten (10) days thereafter, then after such ten (10) day grace period Maker shall be obligated to pay to Payee a late charge equal to five percent (5%) of the amount of such delinquent payment to compensate Payee for Maker’s default and the additional costs and administrative efforts required by reason of such default.

IV.	DEFAULT AND REMEDIES.

4.1 Default. An “Event of Default” shall occur hereunder if (i) Maker shall fail to pay, in full, any installment of the indebtedness evidenced hereby and such failure shall not be remedied within ten (10) days from the date the installment is due and payable, provided the grace period shall not be applicable to sums due and payable at the Maturity Date and Payee agrees to give Maker fifteen (15) days written notice to cure all other monetary defaults prior to acceleration hereof; (ii) Maker shall refuse or neglect to cure non-monetary obligations within thirty (30) days after written notice from Payee to Borrower and any Guarantor hereof, however, subject to such further cure period requirements as are required by Payee as set forth in the Deed of Trust or Loan Agreement; or (iii) an Event of Default (as defined and used in any of the other Loan Documents) shall occur under any of the other Loan Documents.

4.2 Remedies. Upon the occurrence of an Event of Default under this Note or any of the Loan Documents (as herein defined), then Payee may, at its option, without further notice or demand, declare the unpaid principal balance of, and the accrued but unpaid interest on, this Note immediately due and payable, foreclose all liens and security interests securing payment hereof, pursue any and all other rights, remedies and recourses available to Payee or pursue any combination of the foregoing. All remedies hereunder, under the Loan Documents and at law or in equity shall be cumulative.

4.3 Waiver. Except as specifically provided in the Loan Documents and herein, Maker and any endorsers or guarantors hereof severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof. Maker and any endorsers or guarantors hereof agree: (a) that the time for any payments hereunder may be extended from time to time without notice and consent, (b) to the acceptance of further collateral; and/or (c) the release of any existing collateral for the payment of this Note, all without in any manner affecting their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Maker under this Note or any endorser or guarantor hereof even though the Maker or such endorser or guarantor is not a party to such agreement.

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4.4 No Waiver. Failure of Payee to exercise any of the options granted herein to Payee upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event. The acceptance by Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Payee at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Payee.

4.5 Collection Costs. Maker agrees to pay all reasonable costs of collection hereof when incurred, including attorneys’ fees, whether or not any legal action shall be instituted to enforce this Note.

V.	MISCELLANEOUS.

5.1 Loan Documents. This Note is issued pursuant to a Loan Agreement of even date herewith executed by Maker, as borrower, and Payee, as lender, (the “Loan Agreement”) and is secured, inter alia, by a Deed of Trust (“Deed of Trust”) of even date herewith executed by Maker in favor of Michael C. Seamands, Trustee, for the benefit of Payee, covering certain real property situated in St. Louis County, Missouri, as more particularly described therein (this Note, the aforesaid Loan Agreement and Deed of Trust, and all the other documents evidencing, securing or pertaining to the transaction in which the indebtedness evidenced hereby was incurred are, collectively, referred to as the “Loan Documents”).

5.2 Notices. All notices or other communications required or permitted to be given pursuant hereto shall be in writing and shall be deemed properly given if: (a) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (b) by delivering same in person to the intended addressee; or (c) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective two (2) days after its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the designated address of the intended addressee. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth herein. For purposes of such notices, the addresses of the parties shall be as follows:

Maker: HC-760 OFFICE PARKWAY, LLC
c/o Carter Validus Operating Partnership, LP
4211 West Boy Scout Boulevard, Suite 500
Tampa, Florida 33607
Attention: John Carter

Copy to:	Stephen Kussner
GrayRobinson, P.A.
201 North Franklin Street, Suite 2200
P.O. Box 3324 (33601-3324)
Tampa, Florida 33602
Main: 813-273-5000 | Fax: 813-273-5145 Direct: 813-273-5296

Payee:	AMERICAN MOMENTUM BANK One Momentum Boulevard College Station, Texas 77845 Fax No.: (979) 599-9375 Attention: Teresa Eoff

5.3 Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA

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AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES. THIS NOTE IS PERFORMABLE IN HILLSBOROUGH COUNTY, FLORIDA. Any action or proceeding under or in connection with this Note against Maker or any other party ever liable for payment of any sums of money payable on this Note may be brought in any state or federal court in Hillsborough County, Florida. Maker and each such other party hereby irrevocably: (a) submits to the nonexclusive jurisdiction of such courts; and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum.

5.4 Interest Provisions.

(a) Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Florida law governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Florida law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of this Note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note and/or the Related Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

(b) Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or any other portion of the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits

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Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Florida law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

5.5 Captions. The article and section headings used in this Note are for convenience of reference only and shall not affect, alter or define the meaning or interpretation of the text of any article or section contained in this Note.

5.6 Joint and Several Liability. If this Note is executed by more than one party, each such party shall be jointly and severally liable for the obligations of Maker under this Note. If Maker is a partnership, each general partner of Maker shall be jointly and severally liable hereunder, and each such general partner hereby waives any requirement of law that in the event of a default hereunder, Payee exhaust any assets of Maker before proceedings against such general partner’s assets.

5.7 NO ORAL AGREEMENTS. THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE. The provisions of this Note and the Loan Documents may be amended or revised only by a written instrument signed by the Maker and Payee.

5.8 WAIVER OF RIGHT TO TRIAL BY JURY. THE PARTIES TO THIS AGREEMENT HEREBY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS RELATED TO THIS TRANSACTION.

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EFFECTIVE as of the date and year first above written.

MAKER:

HC-760 OFFICE PARKWAY, LLC, a Delaware limited liability company

By:	CARTER VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its managing member

	By:	CARTER VALIDUS MISSION CRITICAL REIT, INC., a Maryland corporation, its general partner

		By:	/s/ John E. Carter
		Name:	John E. Carter
		Title:	Chief Executive Officer

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